Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
November 3, 2009		+1 858.503.3233
msund@maxwell.com

MAXWELL TECHNOLOGIES REPORTS 3rd QUARTER FINANCIAL RESULTS

Ultracapacitor Sales Up 38%, Total Revenue Up 22% vs. Q3 2008

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY, – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $26.1 million for its third quarter ended September 30, 2009, up 22 percent over the $21.4 million recorded in the same period in 2008. Operating loss for the third quarter 2009 was $1.7 million, compared with $4.0 million in the same period last year. Net loss for Q309 was $4.6 million, or $0.18 per share, including a non-cash charge of $2.8 million, or $0.11 per share, reflecting a quarterly “mark-to-market” valuation of conversion features and warrants associated with convertible debentures issued in 2005. That compares with a net loss of $5.7 million, or $0.27 per share, including a non-cash charge of $1.0 million, or $0.05 per share for the conversion feature valuation in Q308.

Third quarter BOOSTCAP® ultracapacitor sales increased by 38 percent to $10.5 million, compared with $7.6 million for the same period last year. Sales of high voltage capacitor and microelectronics products also continued to grow, combining for Q309 revenue of $15.6 million, up 13 percent from the $13.8 million recorded in Q308.

“Continuing shipments to fulfill purchase orders totaling $13.5 million that we received in April from three leading Chinese bus producers for 48-volt ultracapacitor modules to support braking energy recuperation and torque assist systems in diesel-electric hybrid transit buses helped to drive another strong quarter for ultracapacitor sales,” said David Schramm, Maxwell’s president and chief executive officer. “That sales volume, along with significant ongoing manufacturing cost reductions for ultracapacitor products, enabled the company to generate positive cash flow from operations for the second consecutive quarter.”

“Primary markets for our products, such as public transportation, renewable energy, electric utility infrastructure and aerospace continue to be stable,” Schramm added. “Sales are up more than 27 percent and operating results have shown significant improvement compared with the first three quarters of 2008. We expect sequential sales growth and additional operating results improvement in the fourth quarter, capping a year of solid progress.”

Other significant recent developments include:

•

Selection of Maxwell’s BOOSTCAP ultracapacitors by Continental AG, one of the world’s leading automotive electronics and mechatronics suppliers, as the energy storage element of a voltage stabilization and stop-start fuel efficiency system that Continental has developed for automobiles.

•

Introduction of an enhanced version of Maxwell’s PC-10 ultracapacitor product, incorporating proprietary electrode to ensure the reliability of backup power in enterprise storage, power wireless transmitters in smart utility meters and support other industrial applications.

Q309 gross margin was 38 percent, compared with 29 percent in Q308. Operating expenses totaled approximately $11.6 million, or 45 percent of revenue in Q309, compared with $10.1 million, or 47 percent of revenue in Q308. Cash, cash equivalents and

-more-

MAXWELL TECHNOLOGIES REPORTS 3rd QUARTER FINANCIAL RESULTS

restricted cash totaled $38.2 million as of September 30, 2009, compared with $39.5 million as of June 30, 2009. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the company’s Quarterly Report on Form 10-Q with the Securities & Exchange Commission.

As reported previously, the company is conducting an internal review of payments made to an independent sales agent in China in connection with sales of high voltage capacitor products produced by Maxwell’s Swiss subsidiary. The company believes that the amount of the payments was immaterial in all periods involved. However, because the company’s international operations make it subject to the U.S. Foreign Corrupt Practices Act (FCPA), management is conducting further review to determine how these payments should be treated for FCPA purposes. The internal review has not been completed, and the company is voluntarily sharing information related to the review with the Securities and Exchange Commission and Department of Justice and has provided documents as requested by the SEC in connection with its review of this matter.

Management will conduct a conference call and simultaneous webcast to discuss third quarter financial results and the future outlook at 5 p.m. (eastern) today. The call may be accessed by dialing toll-free, (800) 262-9098 from the U.S. and Canada, or (785) 424-1051 for international callers. The live webcast may be accessed via the following link: http://www.maxwell.com/investors/investor-calendar.asp. Subsequent replay may be accessed at the company’s Presentation Archive via the following link: http://www.maxwell.com/investors/presentations.asp

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-Looking Statements - Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability;

•	disruption of global financial markets and reduced credit availability;

•	general economic conditions in the markets served by our products;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	cost-effective manufacturing and the success of outsourced product assembly;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these filings may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://www.maxwell.com/investors/sec-filing.asp. All information in this release is as of November 3, 2009. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$30,233	$12,576
Restricted cash	—	8,000
Trade and other accounts receivable, net	20,634	14,107
Inventories, net	19,050	18,502
Prepaid expenses and other current assets	1,612	1,645

Total current assets	71,529	54,830

Property and equipment, net	17,341	17,355
Intangible assets, net	3,084	3,755
Goodwill	22,783	22,408
Prepaid pension asset	2,760	2,592
Restricted cash	8,000	—
Other non-current assets	1,282	1,373

Total assets	$126,779	$102,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,227	$12,592
Accrued warranty	840	905
Accrued employee compensation	5,564	4,353
Short-term borrowings and current portion of long-term debt	10,768	18,888
Deferred tax liability	456	456

Total current liabilities	32,855	37,194
Convertible debenture and long-term debt, excluding current portion	9,812	582
Stock warrants	3,769	318
Other long-term liabilities	609	972

Total liabilities	47,045	39,066

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 25,886 and 22,521 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	2,615	2,253
Additional paid-in capital	220,298	192,228
Accumulated deficit	(147,839)	(134,902)
Accumulated other comprehensive income	4,660	3,668

Total stockholders’ equity	79,734	63,247

Total liabilities and stockholders’ equity	$126,779	$102,313

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Sales	$26,101	$20,973	$73,314	$56,035
License fee and service revenue	—	407	—	1,469

Total revenues	26,101	21,380	73,314	57,504

Cost of sales	16,164	15,239	47,409	41,427

Gross profit	9,937	6,141	25,905	16,077

Operating expenses:
Selling, general and administrative	7,288	6,044	17,962	16,448
Research and development	4,274	4,003	12,066	10,796
Amortization of intangibles	86	94	267	270

Total operating expenses	11,648	10,141	30,295	27,514

Loss from operations	(1,711)	(4,000)	(4,390)	(11,437)
Interest expense, net	(59)	(132)	(202)	(399)
Amortization of debt discount and prepaid debt costs	(73)	(553)	(695)	(1,922)
Loss on embedded derivatives and warrants	(2,761)	(1,011)	(7,175)	(1,971)

Loss from continuing operations before income taxes	(4,604)	(5,696)	(12,462)	(15,729)
Income tax provision	33	11	475	512

Net loss	$(4,637)	$(5,707)	$(12,937)	$(16,241)

Basic and diluted net loss per common share	$(0.18)	$(0.27)	$(0.54)	$(0.79)

Weighted average shares used in computing basic and diluted net loss per common share	25,673	20,992	23,974	20,560